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Exhibit 4.2

PROTECTIVE LIFE CORPORATION

to

THE BANK OF NEW YORK, as Trustee

SUPPLEMENTAL INDENTURE NO. 10

Dated as of October 21, 2004

4.875% Senior Notes due November 1, 2014

($150,000,000)

PROTECTIVE LIFE CORPORATION

SUPPLEMENTAL INDENTURE NO. 10

$150,000,000

4.875% Senior Notes due November 1, 2014

        SUPPLEMENTAL INDENTURE NO. 10, dated as of October 21, 2004, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

        The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of June 1, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

        Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

        Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture.

        For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

ARTICLE I

RELATION TO INDENTURE; DEFINITIONS

        Section 1.1. This Supplemental Indenture No. 10 constitutes an integral part of the Indenture.

        Section 1.2. For all purposes of this Supplemental Indenture No. 10:

  Section 1.2.1. Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

  Section 1.2.2. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 10; and

  Section 1.2.3. The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 10.

ARTICLE II

THE SERIES 2004 SENIOR NOTES

        Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the 4.875% Senior Notes due November 1, 2014 (the "Series 2004 Notes").

        Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES 2004 NOTES. The aggregate principal amount of the Series 2004 Notes shall be limited to $150,000,000 or such higher principal amount as shall be outstanding as a result of the issuance of Additional Notes (as defined herein). Each Series 2004 Note shall be dated the date of its authentication.

        Section 2.3. PRINCIPAL PAYMENT DATES. The principal on the Series 2004 Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on November 1, 2014.

        Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Series 2004 Note shall be 4.875% per annum, accruing from October 21, 2004 or from the most recent Interest Payment Date to which interest on such Series 2004 Note has been paid or duly provided for. Interest shall be payable on each Series 2004 Note semi-annually on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing on May 1, 2005. The interest so payable on any Series 2004 Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series 2004 Note is registered at the close of business on May 1 or November 1 as the case may be, preceding such April 15 or October 15 (each a "Regular Record Date"). The interest so payable on a Series 2004 Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series 2004 Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series 2004 Note is registered on the Special Record Date or other specified Date determined in accordance with the Indenture.

        Section 2.5. PLACE OF PAYMENT. The Place of Payment where the Series 2004 Notes may be presented or surrendered for payment, where the Series 2004 Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Series 2004 Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

        Section 2.6. ADDITIONAL COVENANTS. For the benefit of the Holders from time to time of the Series 2004 Notes and in addition to the covenants set forth in Article 9 of the Indenture, the Company further covenants and agrees as follows:

  Section 2.6.1. Limitations on Disposition of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of the capital stock of any Restricted Subsidiary unless the entire capital stock of such Restricted Subsidiary at the time owned directly or indirectly by the Company and its Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property which the Board of Directors, as evidenced in a Board Resolution, has determined to be at least equal to the fair value thereof. Notwithstanding the foregoing provision, (i) the Company shall be permitted to sell, assign, transfer or otherwise dispose of shares of the capital stock of a Restricted Subsidiary (A) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual and (B) to any Subsidiary; and (ii) any Restricted Subsidiary shall be permitted to sell, assign, transfer or otherwise dispose of shares of its capital stock or the capital stock of any other Restricted Subsidiary (A) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual, or (B) to the Company or any Subsidiary.

  Section 2.6.2. Limitations upon Creation of Liens on Capital Stock of Restricted Subsidiaries.

          (a)   The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a Lien on the capital stock of any Restricted Subsidiary without making effective provision whereby the Series 2004 Notes then outstanding (and if the Company so elects, any other indebtedness ranking on a parity with the Series 2004 Notes) shall be equally and ratably secured with such indebtedness as to such property so long as such other indebtedness shall be so secured; provided, however, that the covenant set forth in this Section 2.6.2. will not be applicable to Liens (i) on the shares of stock of a subsidiary of a Person that is merged with or into the Company or a Subsidiary securing debt of such Person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of the Company securing debt of a Restricted Subsidiary owed to the Company, (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $15,000,000, or (iv) created by or resulting from any litigation or legal proceeding being contested in good faith or which are less than $15,000,000.

          (b)   If the Company shall hereafter be required to secure the Series 2004 Notes equally and ratably with any other indebtedness pursuant to this Section 2.6.2., (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Series 2004 Notes.

  Section 2.6.3. For purposes of this Section 2.6., Restricted Subsidiary shall mean any Subsidiary of the Company with assets greater than or equal to 20% of all assets of the Company and its Subsidiaries, computed and consolidated in accordance with generally accepted accounting principles.

  Section 2.6.4. For purposes of this Section 2.6., "Lien" shall mean any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

        Section 2.7. MODIFICATION OF EVENTS OF DEFAULT. For the benefit of the Holders from time to time of the Series 2004 Notes, clause 4 of Section 5.1 of the Indenture is hereby modified by deleting such clause 4 in its entirety and replacing it with the following:

  A default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $25,000,000 or more, which default (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable or (b) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the Series 2004 Notes, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a "Notice of Default" hereunder; (it being understood, however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); PROVIDED, HOWEVER, that if such default under such mortgage, agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; PROVIDED, FURTHER, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the "default;"

        Section 2.8. REDEMPTION AT THE OPTION OF THE COMPANY.

  Section 2.8.1. Redemption Right at Company's Option. The Company has the right to redeem the Series 2004 Notes at its sole option, in whole or in part, at any time prior to November 1, 2014 at the Redemption Price (as defined below), together with accrued but unpaid interest on the principal amount to be redeemed to the redemption date, subject to the terms and conditions set forth in this Section 2.8.

        Section 2.8.2. Redemption Price.

          (a)   The "Redemption Price" as to any date of redemption shall be equal to the greater of (i) 100% of the principal amount of the Series 2004 Notes to be redeemed on such redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2004 Notes to be redeemed on such redemption date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) calculated as of the third Business Day immediately preceding the applicable redemption date (the "Calculation Date") plus 20 basis points. The Company shall give the Trustee notice of the amount of the applicable Redemption Price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

          (b)   The "Treasury Rate" with respect to any Calculation Date shall be (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (as defined below); provided that if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

          (c)   "Calculation Agent" means one of the reference treasury dealers (as defined below) appointed by the Senior Trustee after consultation with the Company, or if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking institution of national standing appointed by the Trustee after consultation with the Company.

          (d)   "Comparable Treasury Issue" means the U.S. Treasury security selected by the Calculation Agent as having a maturity comparable to the remaining term ("Remaining Life") of the Series 2004 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series 2004 Notes.

          (e)   "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          (f)    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below) and any Calculation Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent at 5:00 p.m., New York City time, on the Calculation Date.

          (g)   "Reference Treasury Dealer" means each of Merrill, Lynch, Pierce, Fenner & Smith Incorporated and at least one other primary U.S. Government securities dealer in New York City selected by Wachovia Capital Markets, LLC, and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer.

  Section 2.8.3. Notice to Trustee. If the Company wishes to redeem Series 2004 Notes pursuant to the terms hereof and of the Series 2004 Notes, it shall notify the Trustee of the redemption date and the principal amount of Series 2004 Notes to be redeemed. The Company shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the redemption date.

  Section 2.8.4. Selection of Series 2004 Notes to be Redeemed. If less than all the Series 2004 Notes are to be redeemed, the Trustee shall select the Series 2004 Notes to be redeemed by lot or by any other method the Trustee shall deem fair and reasonable. The Trustee shall make the selection not more than 60 days before the redemption date from Series 2004 Notes then outstanding that have not been previously called for redemption. The Trustee shall promptly notify the Company in writing of the Series 2004 Notes selected for redemption and, in the case of any Series 2004 Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. The Trustee may select for redemption portions of the principal of Series 2004 Notes that have denominations larger than $1,000. Series 2004 Notes and portions of Series 2004 Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Series 2004 Notes called for redemption also apply to portions of Series 2004 Notes called for redemption.

  Section 2.8.5. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Series 2004 Notes are to be redeemed at its registered address.

          (a)   The notice shall identify the Series 2004 Notes to be redeemed and shall state:

            (i)    the redemption date;

            (ii)   the methodology for determination of the Redemption Price;

            (iii)  if any Series 2004 Note is being redeemed in part, the portion of the principal amount of such Series 2004 Note to be redeemed;

            (iv)  the name and address of the Paying Agent;

            (v)   that the Series 2004 Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (vi)  that, unless the Company defaults in making such redemption payment, interest on Series 2004 Notes called for redemption ceases to accrue on and after the redemption date; and

            (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series 2004 Notes.

          (b)   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

  Section 2.8.6. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with the provisions hereof, Series 2004 Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price. A notice of redemption may not be conditional.

        Section 2.8.7. Deposit of Redemption Price.

          (a)   One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of, and accrued interest, if any, on all Series 2004 Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Series 2004 Notes to be redeemed.

          (b)   If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Series 2004 Notes or the portions of Series 2004 Notes called for redemption. If a Series 2004 Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series 2004 Note was registered at the close of business on such record date. If any Series 2004 Notes called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Series 2004 Notes and in Section 2.4. hereof.

  Section 2.8.8. Series 2004 Notes Redeemed in Part. Upon surrender of a Series 2004 Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Series 2004 Note equal in principal amount to the unredeemed portion of the Series 2004 Notes surrendered; provided, however, that so long as the Series 2004 Notes are issued in the form of global securities as provided in Section 2.11. hereof, then, in lieu of surrendering the Series 2004 Note being redeemed in part, the principal amount of the applicable global Series 2004 Note shall be reduced as and to the extent provided in Section 2.11.4. hereof.

        Section 2.9. DENOMINATION. The Series 2004 Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

        Section 2.10. CURRENCY. Principal and interest on the Series 2004 Notes shall be payable in U.S. Dollars.

        Section 2.11. REGISTERED SECURITIES IN GLOBAL FORM.

  Section 2.11.1. The Series 2004 Notes will be issued in the form of one or more fully registered global securities, representing the aggregate principal amount of the Series 2004 Notes, that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., the nominee of DTC.

  Section 2.11.2. Except as provided in Section 3.5 of the Indenture, Beneficial Owners of interests in the Series 2004 Notes may not exchange such interests for certificated Series 2004 Notes.

  Section 2.11.3. In addition to the legend specified in Section 2.4 of the Indenture, each certificate evidencing the Series 2004 Notes shall bear the following legend:

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  Section 2.11.4. If the Series 2004 Notes are redeemed pursuant to Section 2.8. hereof in whole or in part, the principal amount of the applicable global Series 2004 Note shall be reduced by the amount of the principal, or portion thereof, so redeemed and an endorsement shall be made on such Series 2004 Note by the Trustee to reflect such reduction.

        Section 2.12. FORM OF SERIES 2004 SENIOR NOTES. The Series 2004 Notes shall be substantially in the form attached as Exhibit A hereto.

        Section 2.13. DEFEASANCE AND COVENANT DEFEASANCE. The provisions of Section 4.4 of the Indenture shall apply to the Series 2004 Notes. The provisions of Section 4.5 of the Indenture shall apply to the Series 2004 Notes with respect to the covenants specified in said Section 4.5 and the covenants set forth in Section 2.6. of this Supplemental Indenture No. 10.

        Section 2.14. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Registrar and Paying Agent.

        Section 2.15. ADDITIONAL SERIES 2004 NOTES. The Company shall, without the consent of the holders of the initial Series 2004 Notes, be entitled to issue additional Series 2004 Notes (the "Additional Notes") under this Supplemental Indenture No. 10 which shall have substantially identical terms to the initial Series 2004 Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto. The initial Series 2004 Notes and any Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture No. 10.

ARTICLE 3

MISCELLANEOUS PROVISIONS

        Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 10, is in all respects hereby adopted, ratified and confirmed.

        Section 3.2. This Supplemental Indenture No. 10 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 10 AND EACH SERIES 2004 NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed, as of the day and year first written above.

PROTECTIVE LIFE CORPORATION
By:
	Name:	Allen W. Ritchie
	Title:	Executive Vice President and Chief Financial Officer
(Seal)	By:
	Name:	Richard J. Bielen
	Title:	Senior Vice President and Chief Investment Officer
Attest:
Name: Harriette Hyche Title: Assistant Secretary
THE BANK OF NEW YORK, as Trustee
By: THE BANK OF NEW YORK TRUST COMPANY, N.A., as Agent
(Seal)
By:
	Name:	Charles S. Northen, IV
	Title:	Vice President
Attest:
Name: Title:

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  Exhibit 4.2
PROTECTIVE LIFE CORPORATION to THE BANK OF NEW YORK, as Trustee SUPPLEMENTAL INDENTURE NO. 10 Dated as of October 21, 2004 4.875% Senior Notes due November 1, 2014 ($150,000,000)
PROTECTIVE LIFE CORPORATION SUPPLEMENTAL INDENTURE NO. 10 $150,000,000 4.875% Senior Notes due November 1, 2014
ARTICLE I RELATION TO INDENTURE; DEFINITIONS
ARTICLE II THE SERIES 2004 SENIOR NOTES
ARTICLE 3 MISCELLANEOUS PROVISIONS